                                                                  EXHIBIT 11.1

                               ANCHOR PACIFIC
                        COMPUTATION OF LOSS PER SHARE



                                                                      Years Ended December 31
                                                       ----------------------------------------------------
                                                          1998                1997                  1996
                                                       ----------          ----------           -----------
BASIC

  Net loss from continuing operations                  $ (768,648)         $ (965,441)          $(1,405,800)
  Net income (loss) from discontinued operations           (6,682)             18,750               (26,392)
                                                       ----------          ----------           -----------
  Net loss                                             $ (775,330)         $ (946,691)          $(1,432,192)
                                                       ==========          ==========           ===========

  Weighted average shares outstanding                   4,710,057           4,612,153              3,766,176
                                                       ==========          ==========           ===========

  Per share amount:
        Continuing operations                          $    (0.16)         $    (0.21)          $     (0.37)
        Discontinued operations                        $    (0.00)         $    (0.00)          $     (0.00)
                                                       ----------          ----------           -----------
                                                       $    (0.16)         $    (0.21)          $     (0.37)
                                                       ==========          ==========           ===========
DILUTED
  Net loss from continuing operations,
   after deducting interest on debentures              $ (761,748)         $ (959,441)          $(1,284,130)
  Net income (loss) from discontinued operations           (6,682)             18,750               (26,392)
                                                       ----------          ----------           -----------
  Net loss                                             $ (768,430)         $ (940,691)          $(1,310,522)
                                                       ==========          ==========           ===========

  Weighted average shares outstanding                   4,710,057           4,612,153             3,766,176
  Net effect of dilutive stock options
   and warrants - based on the treasury
   stock method using the average market price                 --                  --                57,371
  Net effect of convertible debentures
   outstanding end of period                              504,444              44,444                60,606
  Effect of shares issued upon conversion of
   debentures, assuming the conversion occurred
   at the beginning of the period                              --                  --               580,555
                                                       ----------          ----------           -----------

  Total                                                 5,214,501           4,656,597             4,464,708
                                                       ==========          ==========           ===========

  Per share amount (A):
        Continuing operations                          $    (0.15)         $    (0.21)          $     (0.29)
        Discontinued operations                        $    (0.00)         $    (0.00)          $     (0.01)
                                                       ----------          ----------           -----------
                                                       $    (0.15)         $    (0.21)          $     (0.30)
                                                       ==========          ==========           ===========
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Note (A): For financial reporting purposes, basic and diluted loss per share is calculated exclusive of the effects of stock options, warrants, and convertible debentures because they are antidilutive. The above calculation on the dilutive basis includes the effect of stock options, warrants and convertible debentures outstanding, for the purposes of complying with section 229.601 of regulation S-K.